SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 27, 2016

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2016, John Lechleiter, president and chief executive officer of the company and chairman of the board, announced his retirement as president and chief executive officer, effective December 31, 2016. Dr. Lechleiter will also retire as chairman and a member of the board of directors, effective May 31, 2017. Dr. Lechleiter, a 37-year Lilly employee, has served as president and CEO since April 2008 and as chairman since January 2009.

On the same day, the company announced that the board of directors elected David A. Ricks as president and chief executive officer of the company, effective January 1, 2017. All company officers are elected to one-year terms expiring at the company’s annual meeting of the board of directors in May. Accordingly, Mr. Ricks’ initial term of office as president and chief executive officer will expire on the date of the next annual meeting of the board, to be held on May 1, 2017.

Also on July 27, 2016, the company announced that the board of directors elected Mr. Ricks as a director, effective January 1, 2017, and as chairman of the board of directors, effective June 1, 2017. He will serve in the director class whose term expires at the annual meeting of shareholders in 2017. The board increased the size of the board by one to a total of 14 directors in connection with Mr. Ricks’ election. There was not and is not any arrangement or understanding between Mr. Ricks and any other person pursuant to which Mr. Ricks was selected as a director or officer.

Mr. Ricks, age 49, has served as senior vice president of Lilly, and president of Lilly Bio-Medicines, the company’s largest business area, since January 2012. He brings to the role broad experience in Lilly’s commercial operations along with an understanding of research and development. Mr. Ricks joined Lilly in 1996 as a business development associate and has held a broad range of business and general management positions at the company. Before assuming his current position, he served as general manager of Canada from 2005-2008, as the general manager of China from 2008-2009, and as the president of Lilly USA from 2009-2012.

In connection with Mr. Ricks’ appointment as president and chief executive officer, effective January 1, 2017, Mr. Ricks will receive an annualized base salary of $1.4 million and will be eligible for annualized non-equity incentive plan compensation of $2.1 million, based on his target bonus under the company’s bonus plan. Mr. Ricks will not receive any compensation for his service as a director of the company.

A copy of the press release announcing Dr. Lechleiter’s retirement and Mr. Ricks’ appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number    Description
99.1        Press release dated July 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:    /s/ Bronwen L. Mantlo
Name:    Bronwen L. Mantlo
Title:     Corporate Secretary

Dated: July 27, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release dated July 27, 2016.